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                                                                    EXHIBIT 99.9

                           CONSENT OF HARRY L. BETTIS

    The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references to him in the Joint Proxy Statement-Prospectus of First Bank System, Inc. and U. S. Bancorp, which is part of this Registration Statement on Form S-4 of First Bank System, Inc., with respect to his being elected or appointed as a director of First Bank System, Inc. under the circumstances described therein.

                                          /s/_HARRY L. BETTIS __________________
                                          Harry L. Bettis

Portland, Oregon

May 15, 1997